As filed with the Securities and Exchange Commission on November 7, 2023

No. 333-270053, 333-270053-01,

333-270053-02, 333-270053-03,

333-270053-04, 333-270053-05,

270053-06 and 270053-07

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
UNDER
THE SECURITIES ACT OF 1933

Ares Management Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6282 (Primary Standard Industrial Classification Code Number)	80-0962035 (I.R.S. Employer Identification No.)

2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067

Los Angeles, CA 90067

Telephone: (310) 201-4100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Naseem Sagati Aghili

c/o Ares Management Corporation

2000 Avenue of the Stars

12th Floor

Los Angeles, California 90067

Telephone: (310) 201-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Philippa Bond, P.C.

H. Thomas Felix

Kirkland & Ellis LLP

2049 Century Park East, 37th Floor

Los Angeles, California 90067

Telephone: (310) 552-4200

Facsimile: (310) 557-5900

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as			Address, Including Zip
Specified	State or other Jurisdiction	IRS Employer	Code,
in its Charter (or Other	of Incorporation or	Identification Number (if	of Registrant’s Principal	Phone
Organizational Document)	Organization	none write N/A)	Executive Offices	Number
Ares Holdings L.P.	Delaware	01-0605583	2000 Avenue of the Stars, 12th Floor,	(310) 201-4100
Los Angeles, California 90067
Ares Investments Holdings LLC	Delaware	N/A	2000 Avenue of the Stars, 12th Floor,	(310) 201-4100
Los Angeles, California 90067
Ares Management LLC	Delaware	N/A	2000 Avenue of the Stars, 12th Floor,	(310) 201-4100
Los Angeles, California 90067
Ares Finance Co. LLC	Delaware	N/A	2000 Avenue of the Stars, 12th Floor,	(310) 201-4100
Los Angeles, California 90067
Ares Finance Co. II LLC	Delaware	N/A	2000 Avenue of the Stars, 12th Floor,	(310) 201-4100
Los Angeles, California 90067
Ares Finance Co. III LLC	Delaware	N/A	2000 Avenue of the Stars, 12th Floor,	(310) 201-4100
Los Angeles, California 90067
Ares Finance Co. IV LLC	Delaware	N/A	2000 Avenue of the Stars, 12th Floor,	(310) 201-4100
Los Angeles, California 90067

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-270053, 333-270053-01, 333-270053-02, 333-270053-03, 333-270053-04, 333-270053-05, 270053-06 and 270053-07) filed by Ares Management Corporation on February 27, 2023 (the “Registration Statement”) is filed solely to (i) update certain information in Part II of the Registration Statement and (ii) file the additional registrants’ conformed signatures, which were inadvertently omitted from the initial filing of the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, the base prospectus is omitted from this filing. This post-effective amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15. Indemnification of Directors and Officers.

Delaware

Corporations

Section 102(b)(7) of the Delaware General Corporation Law (“the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Our Second Amended and Restated Certificate of Incorporation provides that in most circumstances we will indemnify the following persons on an after tax basis, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which any indemnitee may be involved (“Proceedings”), or is threatened to be involved, as a party or otherwise, by reason of its status as an indemnitee, whether arising from acts or omissions to act occurring on, before or after the date of our Second Amended and Restated Certificate of Incorporation: (a) each member of our board of directors and each of our officers, (b) each record holder of Class B common stock, (c) Ares Management GP LLC (our “Former General Partner”), (d) any person or entity who is or was a tax matters partner or partnership representative, member, manager, officer or director of any record holder of Class B common stock or our Former General Partner; (e) any member, manager, officer or director of any record holder of Class B common stock or our Former General Partner who is or was serving at the request of any record holder of Class B common stock or our Former General Partner as a director, officer, manager, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another person or entity; provided that such person or entity will not be indemnified solely for providing, on a fee-for-services basis or similar arm’s-length compensatory basis, agency, advisory, consulting, trustee, fiduciary or custodial services, (f) any person or entity who controls any record holder of Class B common stock or the Former General Partner and (g) any person a record holder of Class B common stock, in its sole discretion, designates as an indemnitee.

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We agree to provide this indemnification (i) unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that these persons acted in bad faith or with criminal intent or (ii) in connection with any Proceeding (or part thereof) commenced by such person or entity unless (x) the commencement of such Proceeding (or part thereof) by such person or entity was authorized by the our board of directors or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such person or entity was entitled to indemnification pursuant to our Second Amended and Restated Certificate of Incorporation. Any indemnification under these provisions will only be out of our assets. The Former General Partner is not personally liable for, and do not have any obligation to contribute or loan funds or assets to the Company to enable it to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our Second Amended and Restated Certificate of Incorporation.

Limited Partnerships

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

The Fourth Amended and Restated Limited Partnership Agreement of Ares Holdings L.P. provides for indemnification of its partners, including, its general partner and each director, officer, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another person to the fullest extent permitted by law, for any loss, damage or claim incurred, except in cases of bad faith or outside the scope of authority, and must also pay expenses incurred in defending any proceeding in advance of its final disposition, upon presentation of an undertaking on behalf of such indemnified person to repay such amount if it shall ultimately be determined that such indemnified person is not entitled to be indemnified.

In any underwriting agreement Ares Holdings L.P. (“Ares Holdings”) enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, Ares Holdings, its directors, its officers and persons who control Ares Holdings within the meaning of the Securities Act against certain liabilities.

Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The Fourth Amended and Restated Limited Liability Company Agreement of Ares Investments Holdings LLC, the Second Amended and Restated Limited Liability Company Agreement of Ares Management LLC, and the respective Limited Liability Company Agreements of Ares Finance Co. LLC, Ares Finance Co. II LLC, Ares Finance Co. III LLC and Ares Finance Co. IV LLC (each of the above an “Ares LLC Entity”) provide that each such Ares LLC Entity, as applicable, must indemnify its members, managers and certain respective affiliates to the fullest extent permitted by applicable law, for any loss, damage or claim incurred, except in cases of bad faith or outside the scope of authority, and must also pay expenses incurred in defending any proceeding in advance of its final disposition, upon presentation of an undertaking on behalf of such indemnified person to repay such amount if it shall ultimately be determined that such indemnified person is not entitled to be indemnified.

In any underwriting agreement that an Ares LLC Entity enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, an Ares LLC Entity, its directors, its officers and persons who control the applicable Ares LLC Entity within the meaning of the Securities Act against certain liabilities.

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Item 16. Exhibits.

The Exhibit Index appearing before the signature pages below is incorporated herein by reference.

Exhibit Index

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement.
3.1†	Second Amended and Restated Certificate of Incorporation of Ares Management Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36429) filed with the SEC on November 5, 2021).
3.2†	Bylaws of Ares Management Corporation (incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K (File No. 001-36429) filed with the SEC on November 15, 2018).
4.1†	Description of Ares Management Corporation’s Securities (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-36429) filed with the SEC on February 24, 2023).
4.2*	Form of Preferred Stock Certificate.
4.3*	Form of Certificate of Designation of Preferred Stock.
4.4†	Form of Indenture between Ares Management Corporation and the trustee (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 (File No. 333-236771) filed with the SEC on February 28, 2020).
4.5†	Form of Subsidiary Issuer Indenture among (i) Ares Management Corporation, as guarantor; (ii) Ares Holdings L.P., Ares Investments Holdings LLC, Ares Management LLC, Ares Finance Co. LLC, Ares Finance Co. II LLC, Ares Finance Co. III LLC, or Ares Finance Co. IV LLC, a subsidiary issuer or guarantor; and (iii) the trustee.
4.6*	Form of Debt Securities.
4.7*	Form of Depositary Share Agreement.
4.8*	Form of Depositary Certificate.
4.9*	Form of Warrant Agreement.
4.10*	Form of Warrant Certificate.
4.11*	Form of Purchase Contract Agreement.
4.12*	Form of Purchase Certificate.
4.13*	Form of Unit Agreement.
4.14*	Form of Unit Certificate.
5.1†	Opinion and Consent of Kirkland &Ellis LLP regarding the legality of the securities being registered.
23.1†	Opinion and Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
23.2†	Consent of Ernst & Young LLP.
24.1**	Powers of Attorney (included on signature pages).
25.1*	Statement of Eligibility on Form T-1 of Trustee under the Trust Indenture Act.
107†	Filing Fee Table

*	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering.

**	Filed herewith.

†	Previously filed.

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Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that Paragraphs (1)(i), (1)(ii) and(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Ares Management Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 7th day of November, 2023.

ARES MANAGEMENT CORPORATION

By:	/s/ Naseem Sagati Aghili
Name: Naseem Sagati Aghili
Title: General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, the City of Los Angeles, State of California, on the 7th day of November, 2023.

	Signatures	Title

By:	*
	Antony P. Ressler	Executive Chairman & Co-Founder

By:	*
	Jarrod Phillips	Chief Financial Officer (Principal Financial & Accounting Officer)

By:	*
	Michael J Arougheti	Director, Co-Founder, Chief Executive Officer & President (Principal Executive Officer)

By:	*
	David B. Kaplan	Director & Co-Founder

By:	*
	Bennett Rosenthal	Director, Co-Founder & Chairman of Private Equity Group

By:	*
	R. Kipp deVeer	Director & Head of Credit Group

By:	*
	Ashish Bhutani	Director

By:	*
	Antoinette Bush	Director

By:	*
	Paul G. Joubert	Director

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By:	*
	Michael Lynton	Director

By:	*
	Eileen Naughton	Director

By:	*
	Dr. Judy D. Olian	Director

* By:	/s/ Naseem Sagati Aghili
Naseem Sagati Aghili,
as Attorney-in-Fact

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each guarantor registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 7th day of November, 2023.

ARES FINANCE CO. LLC ARES FINANCE CO. II LLC ARES FINANCE CO. III LLC ARES FINANCE CO. IV LLC

By: its Sole Manager/Member, ARES HOLDINGS L.P.
By: its General Partner, Ares Holdco LLC
By:	/s/ Naseem Sagati Aghili
Name: Naseem Sagati Aghili
Title: General Counsel and Corporate Secretary

ARES HOLDINGS L.P.

By: its General Partner, Ares Holdco LLC
By:	/s/ Naseem Sagati Aghili
Name: Naseem Sagati Aghili
Title: General Counsel and Corporate Secretary

ARES MANAGEMENT LLC

By: its Sole Manager/Member, ARES MANAGEMENT HOLDINGS L.P.
By: its General Partner, Ares Holdco LLC
By:	/s/ Naseem Sagati Aghili
Name: Naseem Sagati Aghili
Title: General Counsel and Corporate Secretary

ARES INVESTMENTS HOLDINGS LLC

By: its Sole Manager/Member, ARES HOLDINGS L.P.
By: its General Partner, Ares Holdco LLC

By:	/s/ Naseem Sagati Aghili
Name: Naseem Sagati Aghili,
Title: General Counsel and Corporate Secretary

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Naseem Sagati Aghili and Jarrod Phillips, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of each of Ares Holdings L.P., Ares Management LLC, Ares Investment Holdings LLC and each of Ares Finance Co. LLC, Ares Finance Co. II LLC, Ares Finance Co. III LLC and Ares Finance Co. IV LLC.

	Signatures	Title	Date

By:	/s/ Michael J Arougheti	Co-Founder, Chief Executive Officer and President	November 7, 2023
Michael J Arougheti

By:	/s/ Jarrod Phillips	Chief Financial Officer	November 7, 2023
Jarrod Phillips

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